As filed with the Securities and Exchange Commission on March 30, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PROVIDENCE SERVICE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	8322	86-0845127
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5524 East Fourth Street

Tucson, Arizona 85711

Telephone: (520) 747-6600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fletcher Jay McCusker

Chairman of the Board and Chief Executive Officer

620 North Craycroft

Tucson, Arizona 85711

Telephone: (520) 747-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elise M. Adams Blank Rome LLP 405 Lexington Avenue New York, NY 10174 Telephone: (212) 885-5544 Facsimile: (212) 885-5001	John A. Good Bass, Berry & Sims PLC 100 Peabody Place, Suite 900 Memphis, TN 38103 Telephone: (901) 543-5901 Facsimile: (888) 543-4644

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-113264

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)

Common Stock, par value $.001 per share	334,888(1)	$15.75	$5,274,486	$669

(1)	Includes shares attributable to the underwriters’ over-allotment option.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act. In accordance with Rule 111 under the Securities Act, the Registrant hereby certifies that at the time of filing of this Registration Statement: (i) the Registrant or its agent has instructed its bank or a wire transfer service to transmit to the Commission the applicable filing fee by a wire transfer of such amount from the Registrant’s account or its agent’s account to the Commission’s account at Mellon Bank as soon as practicable but no later than the close of the next business day following the filing of this Registration Statement; (ii) the Registrant or its agent will not revoke such instructions; and (iii) the Registrant or its agent has sufficient funds in such account to cover the amount of such filing fee. The Registrant undertakes to confirm receipt of the wire transfer instruction by the bank or wire transfer service during regular business hours on the business day following the filing of this Registration Statement.

Pursuant to Rule 462(b) under the Securities Act of 1933, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE

This Registration Statement relates to the public offering of common stock of The Providence Service Corporation contemplated by a Registration Statement on Form S-1 (SEC File No. 333-113264), as amended (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “Commission”) on March 29, 2004. This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to increase the number of shares to be offered in the public offering by 334,888 shares, including up to 43,681 additional shares that may be sold pursuant to the exercise of the Underwriters’ over-allotment option. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on March 29, 2004.

THE PROVIDENCE SERVICE CORPORATION

By:	/S/ FLETCHER JAY MCCUSKER

Fletcher Jay McCusker
Chairman of the Board, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Fletcher Jay McCusker Fletcher Jay McCusker	Chairman of the Board; Chief Executive Officer (Principal Executive Officer)	March 29, 2004

* Michael N. Deitch	Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2004

* Mark L. First	Director	March 29, 2004

* Steven I. Geringer	Director	March 29, 2004

* Hunter Hurst, III	Director	March 29, 2004

* Kristi L. Meints	Director	March 29, 2004

* Richard Singleton	Director	March 29, 2004

*By:	/S/ FLETCHER JAY MCCUSKER

Fletcher Jay McCusker Attorney-in-Fact

EXHIBIT INDEX

Number	Exhibit Title

5	Opinion of Blank Rome LLP as to the legality of the common stock being offered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5).

24	Power of Attorney (included on the “Signatures” page of the Registration Statement on form S-1 (File No. 333-113264) filed with the Commission on March 4, 2004 and incorporated herein by reference).